Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

 On July 14, 2015, OpGen, Inc. (“OpGen” or the “Company”) completed the strategic acquisition (the “Merger”) of AdvanDx, Inc. (“AdvanDx”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, the merger consideration consisted of an aggregate 681,818 shares of the Company's common stock (the "Merger Consideration") which Merger Consideration was distributed in accordance with the liquidation preferences set forth in the AdvanDx Restated Certificate of Incorporation, as amended.

Also on July 14, 2015, the Company entered into a “Common Stock and Note Purchase Agreement (the “Purchase Agreement”) with Merck Global Health Innovations Fund, LLC (“Merck GHI”), pursuant to which Merck GHI purchased 1,136,364 shares of common stock of the Company for gross proceeds of $5,000,002 (the "Shares"). Pursuant to the Purchase Agreement, the Company also issued to Merck GHI an 8% Senior Secured Promissory Note (the "Note" and collectively with the Shares, the "Securities") in the principal amount of $1,000,000 with a two-year maturity date from the date of issuance. The investment in the Company by Merck GHI (the “Merck GHI Financing”) was conditioned upon the closing of the Merger and the Merck GHI Financing was a condition to the closing of the Merger. Prior to the Merger, Merck GHI owned 24.75% of the outstanding shares of AdvanDx’s capital stock.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 are based on the historical financial statements of OpGen, Inc. (“OpGen”) and AdvanDx, Inc. (“AdvanDx”) after giving effect to the Merger and the Merck GHI Financing. The Merger will be accounted for using the purchase method of accounting.

The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 give effect to the Merger and the Merck GHI Financing as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 assumes that the Merger and the Merck GHI Financing took place on that date.

These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Merger and Merck GHI Financing occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. The unaudited condensed statement of operations for the year ended December 31, 2014 were derived from (i) OpGen’s audited financial statements as of and for the year ended December 31, 2014 as included in its Registration Statement on Form S-1 and (ii) AdvanDx Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2014 included in the Form 8-K/A to which these Pro Forma Financial Statements are attached.  The unaudited condensed balance sheet and statement of operations as of and for the six months ended June 30, 2015 were derived from (i) OpGen’s unaudited financial statements as of and for the six months ended June 30, 2015 as included in its quarterly report on Form 10-Q and (ii) AdvanDx Inc.’s unaudited consolidated financial statements as of and for the six months ended June 30, 2015 included elsewhere in the Form 8-K/A to which these Pro Forma Financial Statements are attached.

These Pro Forma Financial Statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, these Pro Forma Financial Statements include adjustments which give effect to the events that are directly attributable to the Merger and the Merck GHI Financing, expected to have a continuing impact and are factually supportable. Any planned adjustments affecting the combined balance sheet, combined statement of operations or changes in common stock outstanding, subsequent to the closing date of the Merger and Merck GHI Financing are not included.

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OpGen, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

	OpGen, Inc. Historical	AdvanDx, Inc. Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets
Cash and cash equivalents	$10,215,809	$1,319,438	$6,000,002	(a)(ii)	$17,535,249
Accounts receivable, net	214,043	521,786			735,829
Inventory, net	347,463	863,156	230,879	(b)	1,441,498
Prepaid expenses and other current assets	490,201	181,615			671,816
Total current assets	11,267,516	2,885,995	6,230,881		20,384,392

Property and equipment, net	483,147	253,914			737,061
Intangible assets and goodwill	-	-	1,572,008	(b)	1,572,008
Other noncurrent assets	46,380	221,365			267,745
Total assets	$11,797,043	$3,361,274	$7,802,889		$22,961,206

Liabilities, Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,115,859	$946,344			$2,062,203
Accrued compensation and benefits	702,692	206,548			909,240
Accrued liabilities	583,851	1,502,795	$238,240	(c),(f)	2,324,886
Deferred revenue	234,508	-			234,508
Short term notes payable	2,500	2,500,000	(1,500,000	)(a)(ii), (c)	1,002,500
Current maturities of long-term capital lease obligation	118,579	-			118,579
Total current liabilities	2,757,989	5,155,687	(1,261,760)		6,651,916

Long-term capital lease obligation and other noncurrent liabilities	210,758	-			210,758
Total liabilities	2,968,747	5,155,687	(1,261,760)		6,862,674

Commitments and contingencies (Note 10)

Stockholders' deficit
Preferred stock	-	367	(367	)(d)	-
Common stock	107,193	182	18,000	(a),(d)	125,375
Additional paid-in capital	113,447,153	64,083,040	(56,517,130	)(a),(d)	121,013,063
Accumulated other comprehensive income	-	76,745	(76,745	)(d)	-
Accumulated deficit	(104,726,050)	(65,954,747)	65,640,891	(a),(d),(f)	(105,039,906)
Total stockholders’ deficit	8,828,296	(1,794,413)	9,064,649		16,098,532

Total liabilities, preferred stock and stockholders’ deficit	$11,797,043	$3,361,274	$7,802,889		$22,961,206

See accompanying notes to unaudited pro forma condensed combined financial statements.

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OpGen, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2015

	OpGen, Inc. Historical	AdvanDx, Inc. Historical	Pro Forma Adjustments		Pro Forma

Revenue
Product sales	$503,350	$1,929,764			$2,433,114
Laboratory services	63,436	-			63,436
Collaborations revenue	280,560	-			280,560
Total revenue	847,346	1,929,764	-		2,777,110

Operating expenses
Cost of products sold	163,620	564,733	$119,336	(e)	847,689
Cost of services	150,224	-			150,224
Research and development	2,108,301	1,183,852			3,292,153
General and administrative	2,079,611	2,266,696	(683,292	)(f)	3,663,015
Sales and marketing	1,929,796	909,864			2,839,660
Total operating expenses	6,431,552	4,925,145	(563,956)		10,792,741

Operating loss	(5,584,206)	(2,995,381)	563,956		(8,015,631)

Other income (expense)
Interest and other income	7,162	(30,432)			(23,270)
Interest and other expense	(1,729,371)	(69,372)	109,372	(d),(g)	(1,689,371)
Change in fair value of derivative financial instruments	(647,342)	-			(647,342)
Total other income (expense)	(2,369,551)	(99,804)	109,372		(2,359,983)

Net loss	(7,953,757)	(3,095,185)	673,328		(10,375,614)

Preferred stock dividends	(244,508)	-			(244,508)
Net loss available to common stockholders	$(8,198,265)	$(3,095,185)	$673,328		$(10,620,122)

Net loss per common share - basic and diluted	$(2.35)			(h)	$(2.00)
Weighted average shares outstanding - basic and diluted	3,487,734			(h)	5,305,916

See accompanying notes to unaudited pro forma condensed combined financial statements.

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OpGen, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2014

	OpGen, Inc. Historical	AdvanDx, Inc. Historical	Pro Forma Adjustments		Pro Forma

Revenue
Product sales	$1,236,349	$4,777,866			$6,014,215
Laboratory services	478,909	-			478,909
Collaborations revenue	2,411,120	-			2,411,120
Total revenue	4,126,378	4,777,866	-		8,904,244

Operating expenses
Cost of products sold	425,541	1,257,145	$238,671	(e)	1,921,357
Cost of services	526,196	-			526,196
Research and development	4,368,302	3,309,146			7,677,448
General and administrative	2,312,935	4,490,948			6,803,883
Sales and marketing	2,058,085	4,423,431			6,481,516
Total operating expenses	9,691,059	13,480,670	238,671		23,410,400

Operating loss	(5,564,681)	(8,702,804)	(238,671)		(14,506,156)

Other income (expense)
Interest and other income	156	24,688			24,844
Interest and other expense	(106,945)	(129,444)	197,204	(d),(g)	(39,185)
Total other income (expense)	(106,789)	(104,756)	197,204		(14,341)

Net loss	(5,671,470)	(8,807,560)	(41,467)		(14,520,497)

Preferred stock dividends	(627,133)	-			(627,133)
Net loss available to common stockholders	$(6,298,603)	$(8,807,560)	$(41,467)		$(15,147,630)

Net loss per common share - basic and diluted	$(16.25)			(h)	$(6.87)
Weighted average shares outstanding - basic and diluted	387,590			(h)	2,205,772

See accompanying notes to unaudited pro forma condensed combined financial statements.

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Notes to Unaudited Pro Form Condensed Combined Financial Statements

1.	Description of the Merger

On July 14, 2015, the Company completed the strategic acquisition (the “Merger”) of AdvanDx, Inc. (“AdvanDx”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Velox Acquisition Corp. (the “Merger Sub”), a wholly owned subsidiary of the Company formed for the express purpose of enacting the Merger, merged with and into AdvanDx, with AdvanDx surviving as a wholly owned subsidiary of OpGen, Inc. (the “Company”). Under the terms of the Merger Agreement, the merger consideration consisted of an aggregate 681,818 shares of the Company's common stock (the "Merger Consideration"), which Merger Consideration was distributed in accordance with the liquidation preferences set forth in the AdvanDx Restated Certificate of Incorporation, as amended.

Also on July 14, 2015, the Company entered into a “Common Stock and Note Purchase Agreement (the “Purchase Agreement”) with Merck Global Health Innovations Fund, LLC (“Merck GHI”), pursuant to which Merck GHI purchased 1,136,364 shares of common stock of the Company for gross proceeds of $5,000,002 (the "Shares"). Pursuant to the Purchase Agreement, the Company also issued to Merck GHI an 8% Senior Secured Promissory Note (the "Note" and collectively with the Shares, the "Securities") in the principal amount of $1,000,000 with a two-year maturity date from the date of issuance. The Company's obligations under the Note are secured by a lien on all of the Company's assets.

The investment in the Company by Merck GHI (the “Merck GHI Financing”) was conditioned upon the closing of the Merger and the Merck GHI Financing was a condition to the closing of the Merger. Prior to the Merger, Merck GHI owned 24.75% of AdvanDx’ outstanding capital stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and AdvanDx’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations. Certain amounts contained in AdvanDx’s consolidated financial statements have been reclassified to conform to the Company’s financial statement presentation; these reclassifications had no effect on AdvanDx’s net loss for the six months ended June 30, 2015 or for the year ended December 31, 2014.

The fair value of the Company’s common stock issued directly to AdvanDx’s shareholders as Merger Consideration was calculated using the closing stock price for the Company’s common stock at July 13, 2015. The fair value of the Securities issued to Merck GHI was determined based on the amount of cash received by the Company from Merck GHI in exchange for the Securities.

3.	Purchase Method of Accounting

The unaudited pro forma condensed combined financial statements reflect accounting for the Merger in accordance with the purchase method of accounting. Under the purchase method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net assets acquired being recorded as goodwill.

Purchase Consideration

The total fair value of the consideration, consisting of the fair value of the common shares issued directly to AdvanDx shareholders as Merger Consideration on the Acquisition Date, was:

	shares	FV
Fair value of common stock issued to AdvanDx shareholders	681,818	$2,584,090

Allocation of Purchase Price

The following table demonstrates the allocation of the purchase consideration to the fair value of the assets acquired and liabilities assumed on July 14, 2015, based on their preliminary estimated fair values:

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Purchase Consideration:	Estimated Fair Value
Common stock issued to AdvanDx shareholders	$2,584,090

Total Consideration	$2,584,090

Tangible Assets Acquired:
Cash	1,367,211
Receivables	557,112
Inventory	1,073,855
Property and equipment	250,636
Other assets	359,587
Net deferred tax assets	-

Identifable Intangible Assets Acquired:
Customer relationships	944,000
Developed technology	432,000
Trademarks and Tradename	421,000

Liabilities Assumed:
Accounts Payable and Accrued Expenses	3,329,058

Goodwill	507,747
$2,584,090

Identifiable intangible assets associated with customer relationships and trademarks/tradename will be amortized on a straight-line basis over their estimated useful lives, currently estimated to be seven years for customer life and developed technology, and 10 years for tradenames and trademarks. Goodwill is considered an indefinite lived asset. The Merger was structured as a taxable merger and therefore the Company received a stepped-up tax basis in the assets and liabilities acquired; accordingly, the Company did not recognize any deferred tax assets or liabilities associated with the Merger; any tax provision effects of goodwill that is deductible for tax purposes is not anticipated to be material.

The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

4.	Pro Forma Assumptions and Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial statements:

a)	Represents the pro forma payment of the (i) purchase consideration (consisting of the fair value of the common stock issued to AdvanDx shareholders as Merger Consideration) and (ii) the issuance of the common stock and secured promissory note to Merck GHI, along with cash paid by Merck GHI for the Securities (issuance costs associated with the Merck GHI Financing are not considered material).

b)	Represents the pro forma impact of the allocation of the purchase consideration to the fair value of the (i) tangible and identifiable intangible assets acquired, (ii) liabilities assumed, and (iii) goodwill. The net tangible assets (net of liabilities) as of January 1, 2014 and June 30, 2015 were greater than the net tangible assets (net of liabilities) actually acquired on July 14, 2015; the excess was reflected as goodwill for purposes of presenting the pro forma financial information as of June 30, 2015 and for the year ended December 31, 2014 and the six months ended June 30, 2015.

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c)	Represents the pro forma elimination of AdvanDx’s historical convertible notes payable, accrued interest payable on the notes, and associated reduction of interest expense on the notes, which were converted and settled prior to the Merger.

d)	Represents the pro forma elimination of AdvanDx’s historical equity accounts as a result of the Merger.

e)	Represents the pro forma amortization of the acquired identifiable intangible assets related to customer relationships and developed technology over their estimated useful life of seven years, and related to trademarks/tradename over their estimated useful lives of 10 years.

f)	Represents the pro forma impact to the balance sheet of accruing approximately $313,856 of Transaction Expenses incurred subsequent to June 30, 2015, and to the statement of operations of eliminating approximately $683,292 of Transaction Expenses incurred in the first half of 2015 by the Company and AdvanDx.

g)	Represents pro forma adjustment to accrued interest expense on the note payable issued to Merck GHI.

h)	Pro forma loss per share, basic and diluted, includes the pro forma impacts of issuance of the purchase consideration and is calculated as follows:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
	Basic and Diluted	Basic and Diluted
Net Income available to common shareholders, as originally reported	$(8,198,265)	$(6,298,603)
Pro forma net income available to common shareholders	$(10,620,122)	$(15,147,630)

Weighted average outstanding shares for the period, as originally reported	3,487,734	387,590
Pro forma adjustments:
Common shares issued as consideration	1,818,182	1,818,182

Pro forma weighted average outsanding shares for the period	5,305,916	2,205,772

Earnings per share basic and diluted, as originally reported	$(2.35)	$(16.25)
Pro forma earnings per share basic and diluted	$(2.00)	$(6.87)

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